                                       UNISYS CORPORATION
                        STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                         FOR THE THREE YEARS ENDED DECEMBER 31, 1996
                                (Millions, except share data)

Primary Earnings Per Common Share                         1996          1995          1994
                                                      -----------   -----------   -----------
Average Number of Outstanding Common Shares           172,601,028   171,238,499   170,752,220
Additional Shares Assuming Exercise of Stock Options      506,192       719,308     1,563,156
                                                      -----------   -----------   -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                           173,107,220   171,957,807   172,315,376
                                                      ===========   ===========   ===========
Income (Loss) From Continuing Operations Before
   Extraordinary Items                                    $  61.8       $(627.3)       $ 12.1
Dividends on Series A, B and C Preferred Stock             (120.8)       (120.3)       (120.1)
                                                      -----------   -----------   -----------
Primary Earnings (Loss) on Common Shares Before
   Discontinued Operations and Extraordinary Items         ( 59.0)       (747.6)       (108.0)
Income From Discontinued Operations                                         2.7          96.1
Extraordinatry Items                                        (12.1)                       (7.7)
                                                      -----------   -----------   -----------
Primary Earnings (Loss) on Common Shares                 $  (71.1)      $(744.9)      $( 19.6)
                                                      ===========   ===========   ===========
Primary Earnings (Loss) Per Common Share
   Continuing Operations                                    $(.34)      $( 4.35)        $(.63)
   Discontinued Operations                                                  .02           .56
   Extraordinary Items                                       (.07)                       (.04)
                                                      -----------   -----------   -----------
      Total                                                 $(.41)       $(4.33)        $(.11)
                                                      ===========   ===========   ===========
Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents                173,107,220   171,957,807   172,315,376
Additional Shares:
   Assuming Conversion of Series A Preferred Stock     47,454,198    47,454,636    47,454,500
   Assuming Conversion of 8 1/4% Convertible Notes
      due 2000                                         33,697,387    33,697,387    33,698,698
   Assuming Conversion of 8 1/4% Convertible Notes
      due 2006                                         35,485,714
   Attributable to Stock Options                          234,004        26,244       111,276
                                                      -----------   -----------   -----------
Common Shares Outstanding Assuming Full Dilution      289,978,523   253,136,074   253,579,850
                                                      ===========   ===========   ===========
Primary Earnings (Loss) on Common Shares Before
   Discontinued Operations and Extraordinary Items        $( 59.0)      $(747.6)      $(108.0)
Exclude Dividends on Series A Preferred Stock               106.5         106.5         106.5
Interest Expense on 8 1/4% Convertible Notes due 2000,
   Net of Applicable Tax                                     19.3          17.8          17.8
Interest Expense on 8 1/4% Convertible Notes due 2006,
   Net of Applicable Tax                                     13.5
                                                      -----------   -----------   -----------
Fully Diluted Earnings (Loss) on Common Shares Before
   Discontinued Operations and Extraordinary Items           80.3        (623.3)         16.3
Income From Discontinued Operations                                         2.7          96.1
Extraordinary Items                                         (12.1)                      ( 7.7)
                                                      -----------   -----------   -----------
Fully Diluted Earnings (Loss) on Common Shares            $  68.2       $(620.6)       $104.7
                                                      ===========   ===========   ===========
Fully Diluted Earnings (Loss) Per Common Share
   Continuing Operations                                    $ .28        $(2.46)         $.06
   Discontinued Operations                                                  .01           .38
   Extraordinary Items                                       (.04)                       (.03)
                                                      -----------   -----------   -----------
   Total                                                    $ .24        $(2.45)         $.41
                                                      ===========   ===========   ===========
Earnings (Loss) Per Common Share As Reported

Primary
   Continuing Operations                                    $(.34)      $( 4.37)        $(.63)
   Discontinued Operations                                                  .02           .56
   Extraordinary Items                                       (.07)                       (.04)
                                                      -----------   -----------   -----------
   Total                                                    $(.41)<F1>  $( 4.35)<F1>    $(.11)<F1>
                                                      ===========   ===========   ===========
Fully Diluted
   Continuing Operations                                    $(.34)      $( 4.37)        $(.63)
   Discontinued Operations                                                  .02           .56
   Extraordinary Items                                       (.07)                       (.04)
                                                      -----------   -----------   -----------
   Total                                                    $(.41)<F1>  $( 4.35)<F1>    $(.11)<F1>
                                                      ===========   ===========   ===========

<F1> Based on weighted average number of outstanding common shares since inclusion of common stock equivalents or assumed conversion of 8 1/4% notes or Series A Convertible
     Preferred Stock would have been antidilutive.